SECURITIES PURCHASE

                                    AGREEMENT




                         Dated as of September 30, 2003




                                     between




                                  AVITAR, INC.



                                       and



                            GRYPHON MASTER FUND, L.P.

                               TABLE OF CONTENTS


ARTICLE I Purchase and Sale of Preferred Stock and Warrants.......................................................1

         Section 1.1       Purchase and Sale of Preferred Stock and Warrants......................................1

         Section 1.2       Closings...............................................................................1

         Section 1.3       Warrants...............................................................................2

         Section 1.4       Conversion Shares and Warrant Shares...................................................2

ARTICLE II Representations and Warranties.........................................................................2

         Section 2.1       Representations and Warranties of the Company..........................................2

         Section 2.2       Representations and Warranties of the Purchaser.......................................12

ARTICLE III Covenants 14

         Section 3.1       Disclosure of Transactions and Other Material Information...........................  14

         Section 3.2       Registration and Listing..............................................................15

         Section 3.3       Inspection Rights.....................................................................15

         Section 3.4       Compliance with Laws..................................................................15

         Section 3.5       Keeping of Records and Books of Account...............................................16

         Section 3.6       Other Agreements......................................................................16

         Section 3.7       Preemptive Rights.....................................................................16

         Section 3.8       Reservation of Shares.................................................................18

         Section 3.9       Non-public Information................................................................18

         Section 3.10      Shareholders' Meeting; Proxy Materials................................................18

ARTICLE IV Conditions 19

         Section 4.1       Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and
                           Warrants on the First Closing Date....................................................19

         Section 4.2       Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the
                           Shares and Warrants on the First Closing Date.........................................19

         Section 4.3       Conditions Precedent to the Obligation of the Company to
                           Close and to Sell the Shares and Warrants
                           on the Second Closing Date............................................................22

         Section 4.4       Conditions Precedent to the Obligation of the Purchaser to
                           Close and to Purchase the Shares and Warrants
                           on the Second Closing Date............................................................22

ARTICLE V Certificate Legend.....................................................................................24

         Section 5.1       Legend................................................................................24

ARTICLE VI Termination...........................................................................................25

         Section 6.1       Termination by Mutual Consent.........................................................25

         Section 6.2       Effect of Termination.................................................................25


ARTICLE VII Indemnification......................................................................................25

         Section 7.1       General Indemnity.....................................................................25

         Section 7.2       Indemnification Procedure.............................................................26


ARTICLE VIII Miscellaneous.......................................................................................27

         Section 8.1       Fees and Expenses.....................................................................27

         Section 8.2       Specific Enforcement; Consent to Jurisdiction.........................................27

         Section 8.3       Entire Agreement; Amendment...........................................................28

         Section 8.4       Notices...............................................................................28

         Section 8.5       Waivers...............................................................................29

         Section 8.6       Headings..............................................................................29

         Section 8.7       Successors and Assigns................................................................29

         Section 8.8       No Third Party Beneficiaries..........................................................29

         Section 8.9       Governing Law.........................................................................29

         Section 8.10      Survival..............................................................................30

         Section 8.11      Counterparts..........................................................................30

         Section 8.12      Publicity.............................................................................30

         Section 8.13      Severability..........................................................................30

         Section 8.14      Further Assurances....................................................................30

                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT this ("Agreement"), dated as of September 30, 2003, by and between Avitar, Inc., a Delaware corporation (the "Company"), and Gryphon Master Fund, L.P., a Bermuda limited partnership (the "Purchaser"), for the purchase and sale by the Purchaser of shares of the Company's 6% Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and warrants to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

         The parties hereto agree as follows:

                                   ARTICLE I

                Purchase and Sale of Preferred Stock and Warrants

     Section 1.1 Purchase and Sale of Preferred Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 2,000 shares of Preferred Stock (the "Shares") and warrants to purchase shares of Common Stock (the "Warrants"), for an aggregate purchase price of $2,000,000 (the "Purchase Price"), as follows: (a) at the First Closing on the First Closing Date (as both terms are defined in Section 1.2(a)), 1,000 Shares, and that number of Warrants as described in Section 1.3, for an aggregate purchase price of $1,000,000; and (b) at the Second Closing on the Second Closing Date (as both terms are defined in Section 1.2(b)), 1,000 Shares, and that number of Warrants as described in Section 1.3, for an aggregate purchase price of $1,000,000. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

     Section 1.2 Closings.

     (a)First Closing. The closing of the sale to and purchase by the Purchaser of the Shares and Warrants contemplated by Section 1.1(a) (the "First Closing") shall take place at the offices of the Company located at 65 Dan Road, Canton, Massachusetts 02021 at 10:00 a.m., Eastern Standard Time (i) on or before September 30, 2003, provided, that all of the conditions set forth in Sections
4.1 and 4.2 hereof shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the "First Closing Date"). At the First Closing, the Company shall deliver to the Purchaser a certificate or certificates evidencing the Shares being purchased by it on the First Closing Date which shall be registered in the Purchaser's name as stated on Exhibit A hereto, against delivery to the Company of payment by certified check or wire transfer in an amount equal to $1,000,000, less the $20,000 expense reimbursement contemplated by Section 8.1.

     (b)Second Closing. The closing of the sale to and purchase by the Purchaser of the Shares and Warrants contemplated by Section 1.1(b) (the "Second Closing" and together with the First Closing, the "Closings") shall take place at the offices of the Company located at 65 Dan Road, Canton, Massachusetts 02021 at 10:00 a.m., Eastern Standard Time (i) on or before the six (6) month anniversary of the First Closing Date, provided, that all of the conditions set forth in Sections 4.3 and 4.4 hereof shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the "Second Closing Date"). At the Second Closing, the Company shall deliver to the Purchaser a certificate or certificates evidencing the Shares being purchased by it on the Second Closing Date which shall be registered in the Purchaser's name as stated on Exhibit A hereto, against delivery to the Company of payment by certified check or wire transfer in an amount equal to $1,000,000.

     Section 1.3 Warrants. At the First Closing, the Company shall issue to the Purchaser Warrants to purchase an aggregate of 6,666,667 shares of Common Stock, in substantially the form attached hereto as Exhibit B-1. Such Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $0.05 per share. At the Second Closing, the Company shall issue to the Purchaser Warrants to purchase that number of shares of Common Stock equal to 100% of the number of shares of Common Stock into which the Shares being purchased on the Second Closing Date are initially convertible, in substantially the form attached hereto as Exhibit B-2. Such Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial per share exercise price equal to the greater of (a) $0.075, and (b) 50% of the 30-day moving average closing price of the Common Stock ending on the trading day immediately prior to (but not including) the Second Closing Date.

     Section 1.4 Conversion Shares and Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of all the Shares and the exercise of all the Warrants. Any shares of Common Stock issuable upon conversion of the Shares (and such shares when issued) are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Conversion Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".


                                   ARTICLE II

                         Representations and Warranties

     Section 2.1 Representations and Warranties of the Company. In order to induce the Purchaser to enter into this Agreement and to purchase the Shares and Warrants, the Company hereby makes the following representations and warranties to the Purchaser:

     (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the First Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of September 1, 2003 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the First Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

     (d) Issuance of Securities. The Shares and the Warrants to be issued at each Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Preferred Stock. When the Conversion Shares are issued in accordance with the terms of the Preferred Stock, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

     (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares, the Conversion Shares, the Warrants or the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission"), the American Stock Exchange prior to or subsequent to each Closing, or state securities administrators subsequent to each Closing, or any registration statement which may be filed pursuant hereto or thereto).

     (f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Form 10-QSB for the fiscal quarter ended June 30, 2003 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Form 10-KSB/A1 for the fiscal year ended September 30, 2002 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

     (h) No Material Adverse Change. Since June 30, 2003, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on
Schedule 2.1(h) hereto. (i) No Undisclosed  Liabilities.  Except as disclosed on
Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-Q or incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since June 30, 2003 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

     (j) No Undisclosed Events or Circumstances. Since June 30, 2003, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the Notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and
(c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

     (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

     (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

     (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

     (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

     (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     (r) Intellectual Property. Schedule 2.1(r) contains a complete and correct list of all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing (collectively, the "Proprietary Rights"), held by the Company or any of its Subsidiaries. The Company and each of the Subsidiaries owns or possesses all the Proprietary Rights, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From June 30, 2003 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others.

     (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the First Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation
(i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

     (t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

     (u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock.

     (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between
(a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

     (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares, the Conversion Shares, the Warrants and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

     (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to each Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

     (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since September 30, 2002, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

     (z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since June 30, 2003, neither the Company nor any Subsidiary has:

          (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto; (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock; (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business; (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchaser or their representatives; (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices; (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000; (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business; (xi) made charitable contributions or pledges in excess of $25,000; (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

     (aa) Use of Proceeds. Except as set forth on Schedule 2.1(aa), the proceeds from the sale of the Shares and the Warrants will be used by the Company for working capital purposes and, except as set forth on Schedule 2.1(aa), shall not be used to repay any outstanding Indebtedness or any loans to any officer, director, affiliate or insider of the Company.

     (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon each Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
Section 2.1(cc),  the term "Plan" shall mean an "employee  pension benefit plan"
(as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

     (dd) Delisting Notification. The Company has not received a delisting notification from the American Stock Exchange, and, to its knowledge and except as disclosed to Purchaser in writing prior to each Closing, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the American Stock Exchange.

     (ee) Sarbanes-Oxley. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

     Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

     (a) Organization and Standing of the Purchaser. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of Bermuda.

     (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no further consent or authorization of the Purchaser or its partners is required. This Agreement has been duly authorized, executed and delivered by the Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     c) Acquisition for Investment. The Purchaser is purchasing the Shares and acquiring the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. The Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(e) below, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

     (d)Rule 144 and Other Dispositions. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement. The Purchaser will not, prior to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Securities. Without limiting the generality of the foregoing, the Purchaser will not, prior to the effectiveness of the Registration Statement, sell any of the Securities short "against the box".

     (e)General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     (f)Opportunities for Additional Information. The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser's personal knowledge of the Company's affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company.

     (g)No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

     (h) Accredited Investor. The Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

                                  ARTICLE III

                                    Covenants

         The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees.

     Section 3.1 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day immediately following the First Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Warrants, the Certificate of Designations and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the Commission, the Purchaser shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of the Purchaser. Neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the American Stock Exchange (provided that in the case of clause (i) above, the Purchaser shall be consulted by the Company (although the consent of the Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

     Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its best efforts to continue the listing or trading of its Common Stock on the American Stock Exchange or any successor market. The Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Conversion Shares and the Warrant Shares.

     Section 3.3 Inspection Rights. In the event the Registration Statement is not effective or has been suspended, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own the Shares or Conversion Shares, or shall own Warrant Shares or the Warrants which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

     Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

     Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its
Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

         Section 3.7       Preemptive Rights.

     (a) Until the first anniversary of the date that the Registration Statement is first declared effective by the Commission, and for so long as the Purchaser or its assigns shall own any Shares, the Company hereby grants to the Purchaser a right (the "Preemptive Right") to purchase all or any part of the Purchaser's pro rata share of any "New Securities" (as defined in Section 3.7(b)) that the Company may, from time to time, propose to sell and issue. The pro rata share for the Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held by the Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Shares and full exercise of the Warrants), to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of the Shares and full exercise of the Warrants, but not including any shares of Common Stock issuable upon the exercise, conversion or exchange of any other security).

     (b) For purposes of this Section 3.8, "New Securities" shall mean any Common Stock or Preferred Stock, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

          (i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any New Securities issued in accordance with this Agreement (including the Conversion Shares and the Warrant Shares); (ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors; (iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend or recapitalization by the Company; (iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors; (v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors; (vi) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity; (vii) shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act; (viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier; (ix) shares of capital stock, or warrants to purchase capital stock, issued to any person or entity that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors; (x) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by the Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; (xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (x) above.

     (c) In the event that the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. The Purchaser shall have twenty (20) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Purchaser within the twenty (20) Business Day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.7.

     Section 3.8 Reservation of Shares. So long as the Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion of the Shares and the exercise of the Warrants.

     Section 3.9 Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser, and neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.

     Section 3.10 Stockholders' Meeting; Proxy Materials.

     (a)The Company shall cause a special meeting of its stockholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of the Transaction Documents and the sale and issuance to the Purchaser of the Shares and Warrants to be purchased by the Purchaser on the Second Closing Date. The Board of Directors of the Company shall recommend such approval by the stockholders of the Company and include in the Proxy Statement (as defined in subsection (b) immediately below) such recommendation and take all reasonable and lawful action to solicit and obtain such approval; provided, however, that the Board of Directors of the Company may withdraw such recommendation if (but only if) such Board of Directors, after consultation with its outside legal counsel, determines that it is required, in order to fulfill its fiduciary duties under applicable law, to not recommend that the Company's stockholders approve the Transaction Documents and the sale and issuance to the Purchaser of the Shares and Warrants to be purchased by the Purchaser on the Second Closing Date.

     (b)The Company (i) as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the Commission a proxy statement, together with a form of proxy, with respect to such stockholders' meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the "Proxy Statement"), (ii) shall use reasonable efforts to have the Proxy Statement cleared by the Commission as soon as reasonably practicable, if such clearance is required, and (iii) as soon as reasonably practicable thereafter, shall cause copies of such Proxy Statement and form of proxy to be mailed to its stockholders in accordance with the provisions of the Delaware General Corporation Law. Before the filing of the Proxy Statement and form of proxy with the Commission, the Company shall provide reasonable opportunity for the Purchaser to review and comment upon the contents of the Proxy Statement and form of proxy. The Company shall notify the Purchaser promptly upon the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information, and shall supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. After the delivery to the Company's stockholders of copies of the Proxy Statement and form of proxy, the Company shall use reasonable efforts to solicit proxies in connection with such shareholders meeting in favor of approval of the Transaction Documents and the sale and issuance to the Purchaser of the Shares and Warrants to be purchased by the Purchaser on the Second Closing Date.

                                   ARTICLE IV

                                   Conditions

     Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants on the First Closing Date. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchaser on the First Closing Date is subject to the satisfaction or waiver, at or before the First Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

     (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the First Closing Date.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants being purchased at the First Closing shall have been delivered to the Company at the First Closing.

     (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is party shall have been duly executed and delivered by the Purchaser to the Company.

     .Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares and Warrants on the First Closing Date. The obligation hereunder of the Purchaser to purchase the Shares and Warrants on the First Closing Date and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the First Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a)Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the First Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

     (b)Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date.

     (c)No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the First Closing), and, at any time prior to the First Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the American Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares and the Warrants being purchased on the First Closing Date.

     (d)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e)No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (f)Opinion of Counsel, Etc. The Purchaser shall have received an opinion of counsel to the Company, dated the First Closing Date, in the form of Exhibit C hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the First Closing.

     (g)Warrants and Shares. The Company shall have delivered to the Purchaser the originally executed Warrants (in such denominations as the Purchaser may request) and shall have delivered certificates representing the Shares (in such denominations as the Purchaser may request) being acquired by the Purchaser at the First Closing.

     (h)Resolutions.  The Board of Directors  of the Company  shall have adopted
resolutions   consistent  with  Section  2.1(b)  hereof  in  a  form  reasonably acceptable to the Purchaser (the "Resolutions").

     (i) Certificate of Designations. As of the First Closing Date, the Company shall have filed with the Delaware Secretary of State a Certificate of Designations establishing the Shares in the form of Exhibit D attached hereto (the "Certificate of Designations").

     (j)Reservation of Shares. As of the First Closing Date, the Company shall have reserved out of its authorized and unissued Preferred Stock, solely for the purpose of effecting the issuance of the Shares, a number of shares of Preferred Stock equal to the aggregate number of the Shares. As of the First Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the number of Conversion Shares and the number of Warrant Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants, respectively, assuming all of the Warrants were granted on the First Closing Date (after giving effect to the Warrants to be issued on the First Closing Date and the Second Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

     (k) Secretary's Certificate. The Company shall have delivered to the Purchaser a secretary's certificate, dated as of the First Closing Date, as to
(i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the First Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

     (l) Officer's Certificate. On the First Closing Date, the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the First Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the First Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the First Closing Date.

     (m)Fees and Expenses. As of the First Closing Date, all fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the First Closing Date.

     (n)Registration Rights Agreement. As of the First Closing Date, the parties shall have entered into the Registration Rights Agreement in the form of Exhibit E attached hereto.

     (o)Material Adverse Effect. No Material Adverse Effect shall have occurred.


     Section 4.3 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants on the Second Closing Date. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchaser on the Second Closing Date is subject to the satisfaction or waiver, at or before the Second Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of the Purchaser' Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Second Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

     (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Second Closing Date.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants being purchased at the Second Closing shall have been delivered to the Company at the Second Closing.

     (e) Stockholder Approval. The stockholders of the Company shall have approved the Transaction Documents and the sale and issuance to the Purchaser of the Shares and Warrants to be purchased by the Purchaser on the Second Closing Date; provided, however, that from and after the six (6) month anniversary of the First Closing Date, the condition set forth in this subsection (e) shall be deemed satisfied and/or waived and, therefore, no longer applicable.

     Section 4.4 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares and Warrants on the Second Closing Date. The obligation hereunder of the Purchaser to purchase the Shares and Warrants on the Second Closing Date and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Second Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the Second Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date, except for (i) transactions contemplated by this Agreement or incurred in the ordinary course of business since the date of this Agreement and (ii) such other transactions as have been approved by the Company's Board of Directors since the First Closing Date.

     (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date.

     (c) No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Second Closing), and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the American Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares and the Warrants being purchased on the Second Closing Date.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (f) Opinion of Counsel, Etc. The Purchaser shall have received an opinion of counsel to the Company, dated the Second Closing Date, in the form of Exhibit C hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Second Closing.

     (g) Warrants and Shares. The Company shall have delivered to the Purchaser the originally executed Warrants (in such denominations as the Purchaser may request) and shall have delivered certificates representing the Shares (in such denominations as the Purchaser may request) being acquired by the Purchaser at the Second Closing.

     (h) Resolutions. The Resolutions shall be in full force and effect as of the Second Closing and shall not have been amended or modified unless such amendment or modification was approved by the Purchaser.

     (i) Certificate of Designations. The Certificate of Designations shall be in full force and effect as of the Second Closing under the laws of Delaware and shall not have been amended or modified unless such amendment or modification was approved by the Purchaser, and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Preferred Stock.

     (j) Officer's Certificate. On the Second Closing Date, the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Second Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Second Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.4 as of the Second Closing Date.

     (k) Fees and Expenses. As of the Second Closing Date, all fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the Second Closing Date.

     (l) Material Adverse Effect. No Material Adverse Effect shall have occurred since the First Closing Date.

     (m) Stockholder Approval. The stockholders of the Company shall have approved the Transaction Documents and the sale and issuance to the Purchaser of the Shares and Warrants to be purchased by the Purchaser on the Second Closing Date; provided, however, that from and after the six (6) month anniversary of the First Closing Date, the condition set forth in this subsection (m) shall be deemed satisfied and/or waived and, therefore, no longer applicable.

                                   ARTICLE V

                               Certificate Legend

     Section 5.1 Legend. Each certificate representing the Shares, the Conversion Shares, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky"
laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AVITAR, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Shares, the Conversion Shares, Warrants or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.



                                   ARTICLE VI

                                   Termination

     Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the First Closing Date by the mutual written consent of the Company and the Purchaser.

     Section 6.2 Effect of Termination. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein.


                                   ARTICLE VII

                                 Indemnification

     Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser or any such person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

     Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII
                                  Miscellaneous

     Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay $20,000 to the Purchaser to reimburse it for the fees and expenses (including attorneys' fees and expenses) incurred by it in connection with its due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder (including the Purchaser's counsel's review of the Registration Statement (as contemplated by the Registration Rights Agreement) as special counsel), which amount shall be due and payable in cash at the First Closing (and only if the First Closing occurs). If the First Closing occurs, the Company hereby authorizes and directs the Purchaser to deduct $20,000 from the Purchase Price to be paid by the Purchaser at the First Closing and remit such amount directly to the Purchaser's counsel in payment and satisfaction of such $20,000 due and payable by the Company at the First Closing. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees, disbursements and expenses.

     Section    8.2    Specific    Enforcement;    Consent   to    Jurisdiction.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     (b) The Company and the Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

     Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

     Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:         Avitar, Inc.
                           65 Dan Road
                           Canton, Massachusetts  02021
                           Attention:  Mr. Jay C. Leatherman, Jr.,
                                       Chief Financial Officer
                           Telecopier:  (781) 821-4458
                           Telephone:  (781) 821-2400


with copies (which copies
shall not constitute notice
to the Company) to:                 Dolgenos Newman & Cronin LLP
                                    96 Spring Street
                                    New York, New York  10012
                                    Attention:  Eugene M. Cronin, Esq.
                                    Telecopier: (212) 925-0690
                                    Telephone: (212) 925-2800

If to the Purchaser:                At the address of the Purchaser set forth on
                                    Exhibit A to this Agreement.


with copies (which copies
shall not constitute notice
to the Purchaser) to:               Warren W. Garden, P.C.
                                    100 Crescent Court
                                    Suite 590
                                    Dallas, Texas  75201
                                    Attention:  Warren W. Garden, Esq.
                                    Telecopier: (214) 871-6711
                                    Telephone: (214) 871-6710

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the First Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Purchaser may assign the Shares, the Warrants and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

     Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than indemnified parties, as contemplated by Article
VII).

     Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

     Section 8.10 Survival. The representations and warranties of the Company and the Purchaser contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and each Closing until the date three (3) years from the Second Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and each Closing hereunder.

     Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

     Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

     Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.


                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or agents as of the date first above written.


                                            AVITAR, INC.


                             By:_____________________________________
                             Name: Peter P. Phildius
                             Title: Chief Executive Officer




                             PURCHASER:

                             GRYPHON MASTER FUND, L.P.

                                By:  Gryphon Partners, L.P., its General Partner

                                By:  Gryphon Management Partners, L.P.,
                                                its General Partner

                                By:  Gryphon Advisors, LLC, its General Partner


                                By: _____________________________
                                    Warren W. Garden, Authorized Agent

                                       A-1
                                    EXHIBIT A
                                  THE PURCHASER

Names and Address of            Number of Shares      Number of Warrants            Dollar Amount
Purchaser                         Purchased             Purchased                   of Investment



Gryphon Master Fund, L.P.           2,000            6,666,667 at First Closing         $2,000,000
500 Crescent Court
Suite 270                                                     TBD at Second Closing
Dallas, Texas  75201                                          (see Section 1.3)
Attn:  Ryan R. Wolters
Telecopier: (214) 871-6909
Telephone: (214) 871-6783

                                       B-2
                                   EXHIBIT B-1
                                 FORM OF WARRANT
                                 (First Closing)

                                   EXHIBIT B-2
                                 FORM OF WARRANT
                                (Second Closing)

                                    EXHIBIT C
                                 FORM OF OPINION


     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares, the Conversion Shares, the Warrants and the Warrant Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. Each of the Transaction Documents have been duly executed and delivered, and the Shares and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Shares, the Conversion Shares and the Warrant Shares are not subject to any preemptive rights under the Certificate or the Bylaws.

     3. The Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly authorized and reserved for issuance, and, when delivered upon conversion of the Shares, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

     4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares do not (a) violate any provision of the Certificate or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or
(d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

     5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares, the Conversion Shares, the Warrants or the Warrant Shares other than filings as may be required by applicable Federal and state securities laws and regulations and the American Stock Exchange rules and regulations.

     6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

     7. The offer, issuance and sale of the Shares and the Warrants and the offer, issuance and sale of the Conversion Shares and the Warrant Shares pursuant to the Agreement and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

     8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                       D-2
                                    EXHIBIT D
                       FORM OF CERTIFICATE OF DESIGNATIONS

                                    EXHIBIT E
FORM OF REGISTRATION RIGHTS AGREEMENT